NEWS RELEASE

Harte Hanks Announces New York Stock Exchange Acceptance of
Plan to Regain Listing Compliance

New York , New York – January 28, 2019 -- Harte Hanks (NYSE: HHS), a leading data-driven multi-channel marketing solutions firm, announced that on January 24, 2019, the New York Stock Exchange (the “NYSE”) provided notice that it accepted the Company's plan for continued listing. As a result, the Company's common stock will continue to be listed on the NYSE, subject to quarterly reviews by the NYSE to ensure progress toward its plan to restore compliance with continued listing.

The notice from NYSE has no immediate impact on the listing of the Company's common shares, which will continue to be listed and traded on the NYSE during the cure period, subject to the Company's compliance with other listing requirements of the NYSE. The Company's common shares will continue to trade under the symbol "HHS," but will have an added designation of ".BC" to indicate the status of the common shares as “below compliance” with the NYSE’s continued listing standards. The Company will be subject to periodic review by the NYSE to determine whether the Company is making progress consistent with the accepted plan. If the Company does not make progress consistent with the plan during the plan period, the NYSE may initiate delisting proceedings.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 2, 2018, the Company was notified on October 31, 2018, by the NYSE that the Company was not in compliance with the continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual because the Company’s average market capitalization was less than $50 million over a consecutive 30 trading-day period and the stockholders’ equity of the Company was less than $50 million. As set forth in the Notice, as of October 26, 2018, the 30-trading day average market capitalization of the Company was approximately $42.9 million and the Company’s last reported stockholders’ deficit as of June 30, 2018 was approximately ($7.3) million.

About Harte Hanks:
Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways. Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center. From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world's leading brands. Harte Hanks has approximately 3,200 employees located in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, or email us at pr@hartehanks.com.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) our success in implementing and realizing cost-saving and market adjustments with new and existing vendors, (ii) market conditions that may adversely impact marketing expenditures and (iii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

As used herein, “Harte Hanks” or “the company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

Investor Contact:
Rob Fink
Hayden IR
646-415-8972
HHS@HaydenIR.com

Media Contact:
Mark Braff
Braff Communications LLC
201-612-0707
mbraff@braffcommunications.com

Source: Harte Hanks, Inc.